UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2008
Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14, rue de la Colombiere 1260 Nyon, Switzerland	NA
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +011 41 22 363 13 10
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 19, 2008, the Registrant (“Mymetics”) and Pevion Biotech Ltd. (“Pevion”) entered into an Acquisition & License Agreement (the “Amended Agreement”) that amended the Acquisition & License Agreement dated October 6, 2007 (the “Original Agreement”) between Mymetics and Pevion to clarify certain rights of the parties. Pursuant to the Amended Agreement and the Original Agreement with Pevion, Mymetics acquired a worldwide, exclusive license to develop, use and sell Pevion’s virosome technology for any malaria vaccine application, acquired all the research and development and advances that Pevion has made under its malaria project, including all intellectual property related to the antigens it has developed and obtained Pevion’s commitment to supply Mymetics with virosomes that are formulated with Mymetics’ antigens and to assist Mymetics with further development of the malaria vaccine.
     The preceding description of the Amended Agreement is only a summary and is qualified in its entirety by reference to the Amended Agreement, which is attached as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed May 15, 2008 by Mymetics and incorporated herein by reference.
     Mymetics issued a press release regarding its ownership of Pevion’s malaria vaccine project following its recent payment of the last installment due to Pevion pursuant to the terms of the Original and Amended Agreements. A copy of the press release is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     10.1 Press Release dated May 19, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2008	MYMETICS CORPORATION

	By:	/s/ Christian Rochet

Christian Rochet Chief Executive Officer